Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Updates its Fourth-Quarter Outlook

Component supplier challenges and work stoppage constrain fourth-quarter outlook;

Crane order activity in most product lines strong;

Foodservice results in-line with Q3 guidance

MANITOWOC, Wis. — December 8, 2011 — The Manitowoc Company, Inc. (NYSE: MTW) announced that due to recently identified supplier delivery issues with certain hydraulic components, the shipment of some crane products will be delayed into the first quarter of 2012.

In addition, the company is announcing to the financial community today that the International Association of Machinists (“IAM”) Local 516 workers at its Manitowoc Cranes facility in Manitowoc, Wisconsin have been on strike since 3:00 PM CT, Monday, November 14.  The previous contract expired on October 31, 2011. Negotiations held in front of a federal mediator late last week did not result in meaningful progress, and thus management is not certain how long the strike will continue.

Manitowoc expects the negative financial impact of the component delivery matters, coupled with the IAM strike, corresponding layoffs, and contingency plans, to negatively affect fourth-quarter crane sales and operating earnings by approximately $35 million and $10 million, respectively.  In addition, the timing of cash collections due to these production disruptions and inefficiencies is expected to result in the company’s debt reduction being near or below the low end of its previously announced $150 to $200-million target range.

As an update regarding customer order activity, Manitowoc disclosed that order flow remained at levels consistent with the rate of the prior four quarters. Glen E. Tellock, Manitowoc’s chairman and chief executive officer commented, “With the exception of the crawler crane product line that has remained relatively soft, we are pleased with the order activity in other product lines in most markets.  In addition, our Foodservice business continues to perform well, and in accordance with the guidance we provided in our third-quarter earnings announcement.”

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with nearly 100 manufacturing, distribution, service, and/or office facilities in 26 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, earnings and capital expenditures;

•                  the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•                  issues related to workforce reductions and subsequent rehiring;

•                  work stoppages, labor negotiations, labor rates, and temporary employees;

•                  operational efficiencies during work stoppages and workforce reductions and subsequent ramp-up;

•                  unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•                  realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

For more information:
Carl J. Laurino

Senior Vice President
& Chief Financial Officer

920-652-1720